UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 15, 2005 (April 12, 2005)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045

(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On April 12, 2005, the Registrant entered into a three-year consulting agreement with Clay W. Hamlin, III.  The effective date of the agreement is April 1, 2005, the date of Mr. Hamlin’s retirement as the Registrant’s Chief Executive Officer.  Under the terms of the agreement, Mr. Hamlin received a one-time retirement bonus in the amount of $250,000 in recognition of his dedication and service as Chief Executive Officer.

During the term of the agreement, Mr. Hamlin will provide services commensurate with his experience with respect to matters requested by the Chairman of the Board of Trustees of the Registrant from time to time; such matters will include, but will not be limited to, acquisitions and strategic initiatives.  During the term of the agreement, Mr. Hamlin will receive a fee of $250,000 per year, and the Registrant will provide him with office facilities and administrative support services expected to cost an aggregate of approximately $150,000 per year.  During the term of the agreement, Mr. Hamlin will also receive a health insurance allowance of $23,520 per year, an auto allowance of $12,000 per year and an allowance for personal financial planning and income tax preparation totaling up to $8,500 per year.  Mr. Hamlin has agreed not to compete with the Registrant during the term of the agreement.

Item 9.01                     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits

Exhibit Number	Exhibit Title
10.1	Retirement and Consulting Agreement, dated April 12, 2005, between Corporate Office Properties, L.P. and Clay W. Hamlin, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2005

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Retirement and Consulting Agreement, dated April 12, 2005, between Corporate Office Properties, L.P. and Clay W. Hamlin, III.